Exhibit 32.1



                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Zond-PanAero Windsystem Partners I (the "Partnership") on Form 10-K for the years ended December 31, 2001, 2002 and 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric D. Gadd, Chief Executive Officer of Zond Windsystems Management LLC, as General Partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the Report was not timely filed and the Report is a comprehensive Form 10-K for the years ended December 31, 2001, 2002 and 2003; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.


Date: May 10, 2004
                                   /s/ ERIC D. GADD
                                   ------------------------------
                                   Eric D. Gadd
                                   Chief Executive Officer
                                   Zond Windsystems Management LLC, as General
                                   Partner of Zond-PanAero Windsystem Partners I